                                                                 EXHIBIT 99.A(5)


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      LIFE INSURED        JOHN M. DOE

      POLICY NUMBER       12 345 678

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MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE.

BENEFIT PAYABLE ON THE EARLIER OF THE LIFE INSURED'S DEATH OR THE MATURITY DATE.

POLICY VALUES ALLOCATED TO AN INVESTMENT ACCOUNT REFLECT THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNTS. INVESTMENT OPTIONS ARE DESCRIBED IN THE "POLICY VALUE COMPOSITION" AND THE "INVESTMENT OPTIONS" PROVISIONS. NON-PARTICIPATING (NOT ELIGIBLE FOR DIVIDENDS).

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In this policy "you" and "your" refer to the owner of the policy. "We", "us" and
"our" refer to The Manufacturers Life Insurance Company of New York.

If the Life Insured is living and the policy is in force on the Maturity Date, we will pay you the Policy Value less any outstanding Policy Debt.

If the Life Insured dies while the policy is in force, we will pay the Insurance Benefit to the beneficiary, subject to the provisions of the policy. The Life Insured and the beneficiary are named on page 3 and in the application for this policy, a copy of which is attached to this policy. If more than one Life Isured is named, the Insurance Benefit is payable on the death of the last survivor.

THIS POLICY IS DESIGNED TO PERMIT A LARGE INITIAL PREMIUM AND, SUBJECT TO CERTAIN CONDITIONS, ADDITIONAL PREMIUMS. YOU MAY ALLOCATE YOUR PREMIUMS TO ONE OR MORE OF THE AVAILABLE INVESTMENT ACCOUNTS AND/OR THE FIXED ACCOUNT.

THE PORTION OF YOUR POLICY VALUE THAT IS IN AN INVESTMENT ACCOUNT WILL VARY FROM DAY TO DAY. THE AMOUNT IS NOT GUARANTEED; IT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNTS FOR THE INVESTMENT ACCOUNTS THAT YOU HAVE CHOSEN.

THE PORTION OF YOUR POLICY VALUE THAT IS IN THE FIXED ACCOUNT WILL ACCUMULATE, AFTER DEDUCTIONS, AT RATES OF INTEREST WE DETERMINE. SUCH RATES WILL NOT BE LESS THAN THE EFFECTIVE ANNUAL FIXED ACCOUNT RATE SHOWN ON PAGE 3.2.

READ YOUR POLICY CAREFULLY. IT IS A CONTRACT BETWEEN YOU AND US.

RIGHT TO RETURN POLICY. WITHIN EITHER (1) TEN DAYS AFTER RECEIVING YOUR POLICY IF IT DOES NOT REPLACE ANOTHER POLICY; OR (2) SIXTY DAYS IF IT REPLACES AN EXISTING POLICY, YOU CAN RETURN THE POLICY FOR CANCELLATION BY DELIVERING OR MAILING IT TO US OR THE AGENT WHO SOLD IT. IMMEDIATELY UPON DELIVERY OR MAILING, THE POLICY WILL BE VOID FROM THE BEGINNING. WE WILL REFUND IN FULL THE PREMIUM PAID.


------------------------------------------------------------------------------
                               MANULIFE FINANCIAL
                        THE MANUFACTURERS LIFE INSURANCE
                              COMPANY OF NEW YORK

        Home Office: 100 Summit Lake Drive, 2nd Floor, Valhalla, NY 10595


/s/ James W. Gallagher            /s/ Tracy A. Kane
     President                          Secretary
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                PAGE
     Policy Information ................................          3
     Table Of Guaranteed Maximum Cost Of Insurance Rates          4
     Definitions .......................................          5
     Premium Payments ..................................          6
     Policy Termination ................................          7
     Reinstatement .....................................          7
     Maturity Benefit ..................................          8
     Insurance Benefit .................................          8
     Policy Value ......................................          8
     Policy Value Composition ..........................          9
     Separate Account And Sub-Accounts .................         10
     Investment Options ................................         11
     Policy Loan Conditions ............................         12
     Surrender And Withdrawals .........................         14
     Right To Postpone Payment Of Benefits .............         15
     Suicide ...........................................         15
     Beneficiary .......................................         15
     Ownership And Assignment ..........................         16
     Protection Against Creditors ......................         16
     Currency And Place Of Payment .....................         16
     Contract ..........................................         17
     Validity ..........................................         17
     Non-Participating .................................         17
     Age And Sex .......................................         17
     Conversion Privilege ..............................         17
     Flexible Factors ..................................         18
     How Values Are Computed ...........................         18
     Annual Statement ..................................         18
     Tax Considerations ................................         18

Any endorsements, any supplementary benefits, and a copy of the application, follow page 18.

                               POLICY INFORMATION





      LIFE INSURED   JOHN M. DOE                    AGE AT POLICY DATE:    35

     POLICY NUMBER   12 345 678                       POLICY DATE:  SEP 1, 1999
                                                       ISSUE DATE:  SEP 1, 1999

                                                    MATURITY DATE:  SEP 1, 2064




          OWNER      JOHN M. DOE

    BENEFICIARY      AS DESIGNATED IN THE APPLICATION OR SUBSEQUENTLY CHANGED


           PLAN      MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE
                     NON-PARTICIPATING

                     LAPSE PROTECTION BENEFIT PERIOD:  30 POLICY YEARS


    FACE AMOUNT      $177,708.69

INITIAL PREMIUM      $25,000.00

            SEX      MALE

           RISK
 CLASSIFICATION      NON-SMOKER, STANDARD CLASS


     ADDITIONAL
         RATING      NOT APPLICABLE



Life insurance coverage under this policy may expire prior to the maturity date if premium and investment experience are insufficient to continue coverage to such date.

Keeping the policy and coverage in force will be affected by factors such as: changes in the current cost of insurance rates; the amount, timing and frequency of premium payments; the interest rate being credited to the Fixed Account; the investment experience of the Sub-Accounts; loan activity; and partial withdrawals. Also refer to the "Policy Termination" provision of your policy.

Subject to the guarantees of this policy, we reserve the right to change the current Cost Of Insurance Rate Deductions and the current Interest Rate being credited to the Fixed Account. These changes may require more premium to be paid or cause the cash value to be less than illustrated.


                                                                   (Single Life)

                                    PAGE 3.0

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678



                                TABLE OF CHARGES



Unless otherwise specified, charges are based on and deducted proportionately from the Fixed Account Value and the Investment Account Value.

TAX LOAD:

     0.030% MONTHLY FOR 10 YEARS AFTER THE DATE OF EACH PREMIUM PAYMENT. THE TAX LOAD FOR ADDITIONAL PREMIUMS IS BASED ON THE PROPORTION OF THE POLICY VALUE ASSOCIATED WITH THE PREMIUM.

ADMINISTRATION CHARGE:

     A FLAT MONTHLY CHARGE OF $7.50, PLUS 0.010% MONTHLY.

MORTALITY AND EXPENSE RISKS CHARGE:

     0.075% DEDUCTED MONTHLY FROM EACH INVESTMENT ACCOUNT VALUE FOR THE FIRST 10 POLICY YEARS, REDUCING TO 0.025% THEREAFTER.

COST OF INSURANCE CHARGE:

     SEE THE MONTHLY DEDUCTIONS SECTION OF THE POLICY VALUE PROVISION FOR DETAILS ON HOW THE COST OF INSURANCE CHARGE IS DETERMINED.


                                    PAGE 3.1A

                    POLICY INFORMATION (CONTINUED) - POLICY 12 345 678

SURRENDER CHARGE:

A SURRENDER CHARGE WILL BE DEDUCTED FROM YOUR POLICY VALUE UNDER CERTAIN CONDITIONS. SEE THE FOLLOWING PROVISIONS FOR DETAILS: POLICY VALUE AND SURRENDER AND WITHDRAWALS.

AS SHOWN BELOW, THE SURRENDER CHARGE IS A PERCENTAGE OF THE POLICY VALUE BEING WITHDRAWN OR SURRENDERED IN EXCESS OF THE FREE WITHDRAWAL AMOUNT.


                SURRENDER        SURRENDER CHARGE
              CHARGE PERIOD         PERCENTAGE
              ------------------------------------------
                    1                 10.00%
                    2                  9.00%
                    3                  8.00%
                    4                  7.00%
                    5                  6.00%
                    6                  5.00%
                    7                  4.00%
                    8                  3.00%
                    9                  1.50%
                   10                  0.00%


           Percentage shown is at beginning of policy year. For other policy months the percentage can be found by reducing the above percentages proportionately.


MAXIMUM SURRENDER CHARGE:

IF NECESSARY, THE SURRENDER CHARGE DETERMINED ABOVE WILL BE REDUCED SUCH THAT THE SUM OF (A) AND (B) DOES NOT EXCEED (C) WHERE:

(A) IS THE CUMULATIVE PREMIUM LOAD AND ADMINISTRATIVE CHARGE DEDUCTED UNDER THE POLICY;

(B)  IS THE SURRENDER CHARGE DETERMINED BY THE ABOVE TABLE; AND

(C)  IS 10% OF PREMIUMS RECEIVED IN THE FIRST POLICY YEAR.


                                    PAGE 3.1B

                    POLICY INFORMATION (CONTINUED) - POLICY 12 345 678



                                 TABLE OF VALUES



      Refer to your policy provisions for details on the terms and values shown in this table.


GUIDELINE SINGLE PREMIUM                                            $25,000.00


GUIDELINE LEVEL PREMIUM                                             $2,134.44


MINIMUM INITIAL PREMIUM                                             $25,000.00


MINIMUM WITHDRAWAL AMOUNT                                           $500.00


TRANSFER FEE                                                        $25.00
(FOR TRANSFERS IN EXCESS OF 12 IN A POLICY YEAR)


MAXIMUM ASSET ALLOCATION BALANCER CHARGE                            $15.00

MAXIMUM DOLLAR COST AVERAGING CHARGE                                $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                           15%


FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                               $500.00


MINIMUM GUARANTEED ANNUAL FIXED ACCOUNT RATE                        4.00%


LOAN INTEREST CHARGED RATE (ALL LOANS)                              6.00%

LOAN ACCOUNT CREDITED RATE
     PREFERRED LOANS                                                6.00%
     OTHER LOANS                                                    4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL (OTHER LOANS)           2.00%

DEATH BENEFIT DISCOUNT FACTOR                                       1.0032737


                                    PAGE 3.2

                    POLICY INFORMATION (CONTINUED) - POLICY 12 345 678



                   TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES


                   ATTAINED AGE           APPLICABLE PERCENTAGE
                   --------------------------------------------
                   40 and under                    250%
                        45                         215%
                        50                         185%
                        55                         150%
                        60                         130%
                        65                         120%
                        70                         115%
                        75                         105%
                        90                         105%
                   95 and above                    100%


For ages not shown, the Applicable Percentage can be found by reducing the above Applicable Percentages proportionately.


                                    PAGE 3.3

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                                MALE, NON-SMOKER

     LIFE                           LIFE                          LIFE
   INSURED'S                     INSURED'S                     INSURED'S
   ATTAINED        MONTHLY        ATTAINED       MONTHLY        ATTAINED       MONTHLY
      AGE            RATE           AGE            RATE           AGE            RATE
                      $                             $                             $
      20             0.1400          47            0.3233          74            4.4100
      21             0.1391          48            0.3491          75            4.9000
      22             0.1366          49            0.3783          76            5.4216
      23             0.1341          50            0.4091          77            5.9700
      24             0.1308          51            0.4458          78            6.5391
      25             0.1266          52            0.4883          79            7.1433
      26             0.1233          53            0.5358          80            7.8058
      27             0.1216          54            0.5908          81            8.5433
      28             0.1200          55            0.6516          82            9.3766
      29             0.1200          56            0.7191          83           10.3158
      30             0.1200          57            0.7908          84           11.3425
      31             0.1225          58            0.8683          85           12.4333
      32             0.1250          59            0.9558          86           13.5666
      33             0.1291          60            1.0533          87           14.7325
      34             0.1341          61            1.1616          88           15.9075
      35             0.1408          62            1.2850          89           17.1075
      36             0.1475          63            1.4258          90           18.3491
      37             0.1566          64            1.5850          91           19.6533
      38             0.1666          65            1.7608          92           21.0625
      39             0.1783          66            1.9500          93           22.6358
      40             0.1908          67            2.1550          94           24.6375
      41             0.2058          68            2.3750          95           27.4966
      42             0.2208          69            2.6150          96           32.0458
      43             0.2383          70            2.8858          97           40.0166
      44             0.2558          71            3.2425          98           54.8316
      45             0.2766          72            3.5466          99           83.3333
      46             0.2991          73            3.9533


The above rates will be adjusted for any Additional Rating shown in the Policy Information section.

                                   DEFINITIONS


THE FOLLOWING TERMS HAVE SPECIFIC MEANINGS IN YOUR POLICY. PLEASE REFER TO THESE DEFINITIONS AS YOU READ YOUR POLICY.

ADDITIONAL RATING is an increase in the Cost of Insurance Rate that is applied when a Life Insured does not meet, at a minimum, our underwriting requirements for the standard Risk Classification.

AGE at a specific date means age on the nearest birthday. If no specific date is mentioned, age means the Life Insured's age on the Policy Anniversary nearest to the birthday.

ATTAINED AGE on any date means the Age plus the number of whole years that have elapsed since the Policy Date.

BUSINESS DAY is any day that the New York Stock Exchange is open for business. The net asset value of the underlying shares of a Sub-Account will be determined as of the end of each Business Day. A Business Day ends at the close of regularly scheduled day-time trading of the New York Stock Exchange on that day.

CASH SURRENDER VALUE equals the Policy Value reduced by any Surrender Charge and any outstanding Monthly Deductions due.

CODE means the Internal Revenue Code of 1986 (as amended).

EARNINGS is an amount calculated in relation to a loan, partial Net Cash Surrender Value Withdrawal or surrender of the policy. It is equal to (a) minus the sum of (b) and (c), each calculated as of the date we receive your Written Request, where:

(a)   is the Policy Value;

(b)   is the value of any Policy Debt; and

(c)   is total premiums paid.

FIXED ACCOUNT is that part of the Policy Value which reflects the value you have in our general account.

FREE WITHDRAWAL AMOUNT is, at any date, the greater of (a) and (b), where:

(a)   is 100% of Earnings; and

(b)   is 10% of total premiums paid.

INVESTMENT ACCOUNT is that part of the Policy Value that reflects the value you have in one of the Sub-Accounts.

ISSUE DATE is the date shown in the Policy Information section from which the Suicide and Validity provisions are applied.

LIFE INSURED is the person or persons whose life is covered by this policy as specified in the Policy Information section.

LOAN ACCOUNT is that part of the Policy Value which reflects the value transferred from the Fixed Account or the Investment Accounts as collateral for a policy loan.

MATURITY DATE is the date shown in the Policy Information section. It is the Policy Anniversary nearest Attained Age 100 of the Life Insured.

NET CASH SURRENDER VALUE is the Cash Surrender Value less the Policy Debt.

NET POLICY VALUE is the Policy Value less the value in the Loan Account.

POLICY DATE is the date coverage takes effect under the policy provided we receive the full amount of the initial premium at our Service Office. The Policy Date is shown in the Policy Information section. The amount of the first Monthly Deduction is calculated from the Policy Date. The Policy Date is also used to determine Policy Years, Policy Months and Policy Anniversaries.


                                                                     (continued)

POLICY DEBT as of any date equals (a) plus (b) plus (c) minus (d), where:

(a)   is the total amount of loans borrowed as of such date;

(b) is the total amount of any unpaid loan interest charges which have been borrowed against the policy on a Policy Anniversary;

(c) is any interest charges accrued from the last Policy Anniversary to the current date; and

(d)   is the total amount of loan repayments as of such date.

POLICY VALUE is the sum of the values in the Loan Account, the Fixed Account and the Investment Accounts.

SEPARATE ACCOUNT refers to Separate Account B of The Manufacturers Life Insurance Company of New York.

SERVICE OFFICE is the office we designate to service this policy. The Service Office Mailing Address is The Manufacturers Life Insurance Company of New York, P.O. Box 633, Niagara Square Station, Buffalo, NY 14202-0633. The Home Office Address is 100 Summit Lake Drive, 2nd Floor, Valhalla, NY 10595.

SUB-ACCOUNT refers to one of the sub-accounts of the Separate Account.

SURRENDER CHARGE PERIOD is the period following the Issue Date of the policy during which we will assess surrender charges. Surrender charges will apply during this period to amounts in excess of the Free Withdrawal Amount if you surrender the policy or make a partial withdrawal, or if the policy terminates due to default. The Surrender Charge Period is shown in the Policy Information section.

WRITTEN REQUEST is your request to us which must be in a form satisfactory to us, signed and dated by you, and filed at our Service Office.


                                PREMIUM PAYMENTS


Premiums are payable at our Service Office. On request, we will give you a receipt signed by one of our officers.

INITIAL PREMIUM. No insurance will take effect under this policy before we approve the application and receive the initial premium. The Minimum Initial Premium is shown in the Policy Information section. The initial premium is used to determine the Face Amount of insurance.

ADDITIONAL PREMIUMS. You may pay additional premiums subject to the following conditions:

(a) we have the right to refuse or refund any premium payments that would cause this policy to fail to qualify as life insurance under Section 7702 of the Code or any other equivalent section;

(b) we reserve the right to request that you provide us with satisfactory evidence of insurability if a premium payment would result in an increase in the Death Benefit that is greater than the increase in Policy Value; and

(c) the sum of the premiums paid into this policy at any time may not exceed the guideline premium limitation as of such time. The guideline premium limitation is, as of any date, the greater of:

      (1)   the Guideline Single Premium, or

      (2)   the sum of the Guideline Level Premiums to such date.

      The Guideline Single Premium and the Guideline Level Premium are shown in the Policy Information section; and

(d) while there is an outstanding Policy Debt, any additional premium payment will be applied first to repay the Policy Debt.


                                                                     (continued)

ALLOCATION OF PREMIUM PAYMENTS. You may allocate premiums to any of the Investment Accounts and/or the Fixed Account. Unless you change the initial premium allocation specified in your application for this policy, it will continue to apply to additional premium payments.

Allocation percentages must be zero or a whole number not greater than 100. The sum of the allocation percentages must equal 100. You may change the allocation percentages by Written Request to our Service Office. The change will take effect as of the date we receive your request at our Service Office.

                               POLICY TERMINATION

DEFAULT. The policy will go into default if, at the beginning of any Policy Month the Net Cash Surrender Value would go to zero or below after we take the Monthly Deduction that is due for that month.

GRACE PERIOD. We will allow 61 days from the date that the policy goes into default, for you to pay the amount that is required to bring the policy out of default. At least 15 but not more than 45 days prior to the termination of coverage, we will send a notice to your last known address, specifying the amount you must pay to bring the policy out of default. If we have notice of a policy assignment on file at our Service Office, we will also mail a copy of the notice of the amount due to the assignee on record.

The amount required to bring the policy out of default is equal to (a) plus (b), where:

(a) is the amount necessary to bring the Net Cash Surrender Value to zero, if it is less than zero, at the date of default; and

(b) is the Monthly Deduction due on the date of default, plus an amount to cover Monthly Deductions to the later of the next Policy Anniversary or at least three Policy Months.

If the amount necessary to bring the policy out of default has not been paid by the end of the grace period, the policy will terminate.

TERMINATION DATE. This policy terminates on the earliest of the following events:

(a) the end of the grace period for which you have not paid the amount necessary to bring the policy out of default;

(b)   surrender of the policy for its Net Cash Surrender Value;

(c)   the Maturity Date; or

(d)   the death of the Life Insured.


                                  REINSTATEMENT


You can ask us to reinstate your policy only if it terminates at the end of a grace period in which you did not make a required payment.

You can reinstate the policy if you:

(a) make a Written Request for reinstatement within 5 years after the date your policy terminates;

(b) provide us with evidence of insurability satisfactory to us on the Life Insured; and

(c) pay a premium equal to the amount that was required to bring the policy out of default immediately prior to termination, plus an amount to cover Monthly Deductions to the later of the next Policy Anniversary or at least three Policy Months.


                                                                     (continued)

If we approve your request,

(a) the reinstatement date will be the later of the date we approve your request or the date we receive the required payment at our Service Office; and

(b) any remaining Surrender Charge Period will be reinstated to what it was at the date of default.

(c) The Surrender Charge in effect on the date of reinstatement will be the same as the Surrender Charge in effect on the date of default.

The Policy Value on the date of reinstatement, prior to the crediting of any Net Premium paid on the reinstatement, will be equal to the Policy Value on the date the policy terminated.


                                MATURITY BENEFIT


Provided the policy is in force and the Life Insured is alive on the Maturity date, we will pay you the following amount calculated as of the Maturity Date:

(a)   the Policy Value, less

(b) any outstanding Policy Debt.


                                INSURANCE BENEFIT


If the Life Insured dies prior to the Maturity Date, while the policy is in force, we will pay the Insurance Benefit to the beneficiary on receiving due proof of death, subject to the Age and Sex, Suicide and Validity provisions.

If the Life Insured dies after we receive a request from you to surrender the policy, there will be no Insurance Benefit. We will pay the amount payable under the Surrender And Withdrawals provision instead.

INSURANCE BENEFIT.  The Insurance Benefit payable is:

(a)   the Death Benefit as described below; less

(b)   the value of the Policy Debt as of the date of death.

If the Life Insured dies during a grace period prior to the Maturity Date, the Insurance Benefit will be reduced by any outstanding Monthly Deductions due.

DEATH BENEFIT.  The Death Benefit is the greater of (a) and (b) where:

(a)   is the Face Amount of the policy at the date of the Life Insured's death;
      and

(b) is the Policy Value at the date of death, multiplied by the Applicable Percentage in the Table of Minimum Death Benefit Percentages shown in the Policy Information section.


                                  POLICY VALUE


INITIAL PREMIUM. Based on your allocation instructions, we will allocate your initial premium plus any earned interest on the later of the date our underwriters approve issuance of the policy or the Business Day we receive the initial premium at our Service Office. For premium received prior to the underwriting decision we will credit interest as of the date we received the initial premium payment at the rate of return then being earned on allocations to the Money Market Trust. This initial allocation will become your Policy Value to which additional premiums will be allocated.


ADDITIONAL PREMIUMS. We will add your premium to your Policy Value as of the Business Day we receive an additional premium at our Service Office. However, if evidence of insurability is required for an additional premium, we will add it to your Policy Value as of the Business Day our underwriters approve the evidence, but before we take any deductions due as of that Business Day.


                                                                     (continued)

MONTHLY DEDUCTIONS. Monthly Deductions are due until the Maturity Date. At the beginning of each Policy Month, a deduction is taken from your policy to cover the following expense charges:

(a)   Tax Load, if applicable;

(b)   Administration Charge;

(c)   Mortality and Expense Risks Charge; and

(d)   Cost of Insurance Charge.

The Cost of Insurance Charge is described below. The amount and duration of the other charges are shown in the Table of Expense Charges in the Policy Information section.

Unless specified otherwise in the Table of Expense Charges, we will take Monthly Deductions from the Fixed Account and the Investment Accounts in the same proportion that the Policy Value in each of these accounts bears to the Net Policy Value immediately prior to the deduction. We will take the deductions according to your instructions if we approve your request and you have sufficient funds in the accounts.

COST OF INSURANCE CHARGE. The Cost of Insurance for a specific Policy Month is determined as the rate for the Cost of Insurance for that month, as described below, multiplied by the net amount at risk.

The net amount at risk is equal to (a) minus (b), where:

(a) is the Death Benefit as of the first day of the Policy Month, divided by the Death Benefit Discount Factor shown in the Table of Values in the Policy Information section; and

(b)   is the Policy Value as of the first day of the Policy Month.

The rates for the Cost of Insurance are based on the Life Insured's Age, Sex, Risk Classification and duration that the coverage has been in force. The Cost of Insurance calculation will reflect any Additional Rating shown in the Policy Information section.

We will re-determine Cost of Insurance rates from time to time on a basis that does not discriminate unfairly within any class of Life Insured. The Cost of Insurance rates will never exceed those shown on Page 4 in the Table of Guaranteed Maximum Cost of Insurance Rates.

OTHER DEDUCTIONS. As stated in the Surrender and Withdrawal provision, we will deduct a Surrender Charge if during the Surrender Charge Period you:

(a) surrender the policy, and the Net Cash Surrender Value is above the Free Withdrawal Amount; or

(b)   make partial withdrawals above the Free Withdrawal Amount.


                            POLICY VALUE COMPOSITION

Your Policy Value at any time is equal to the sum of the values you have in the Loan Account, the Fixed Account and the Investment Accounts. LOAN ACCOUNT VALUE. The amount you have in the Loan Account at any time equals: (a) amounts transferred to it for loans or borrowed loan interest; plus (b) interest credited to it; less (c) amounts transferred from it for loan repayment.

For the details of the Loan Account see the Policy Loan Conditions provision.

FIXED ACCOUNT VALUE. The amount you have in the Fixed Account at any time equals:

(a)   premiums allocated to it; plus

(b)   amounts transferred to it; plus


                                                                     (continued)

(c)   interest credited to it; less

(d)   amounts deducted from it; less

(e)   amounts transferred from it; less

(f)   amounts withdrawn from it.

Interest will be credited to amounts in the Fixed Account at an effective annual rate of no less than the Minimum Guaranteed Annual Fixed Account Rate shown in the Table of Values in the Policy Information Section. The actual interest rate used will be set by us from time to time. For all transactions, interest is calculated from the date of the transaction.

INVESTMENT ACCOUNT VALUE. The amount you have in an Investment Account at any time equals the number of units in that Investment Account, multiplied by the unit value of the corresponding Sub-Account at that time.

The number of units in an Investment Account at any time equals (a) minus (b), where:

(a)   is the number of units credited to the Investment Account because of:

      (1)   premiums allocated to it; and

      (2)   amounts transferred to it; and


(b)   is the number of units canceled from the Investment Account because of:

      (1)   amounts deducted from it;

      (2)   amounts transferred from it; and

      (3) amounts withdrawn from it.

The number of units credited or canceled for a given transaction is equal to the dollar amount of the transaction, divided by the unit value as of the Business Day of the transaction. See the Unit Value Calculation section of this provision for details on how unit values are determined.

                        SEPARATE ACCOUNT AND SUB-ACCOUNTS

The Separate Account is authorized to invest in the shares of Manufacturers Investment Trust, or another management investment company. Each Sub-Account of the Separate Account purchases shares of a corresponding fund of Manufacturers Investment Trust or another management investment company.

FUND SUBSTITUTION. An available fund might, in our judgment, become unsuitable for investment by a Sub-Account. This might happen because of a change of investment policy; or a change in the applicable laws or regulations; or because the shares are no longer available for investment; or for some other reason.

If an available fund becomes unsuitable for investment, we have the right to substitute another fund or another management investment company. Before doing this, we would first seek, where required, approval from the Securities and Exchange Commission and the Superintendent of Insurance of the State of New York.

To the extent permitted by applicable federal and state law, we also have the right, without your approval, to:

(a)   create new separate accounts;

(b)   combine any two or more separate accounts including the Separate Account;

(c) make available additional Sub-Accounts investing in additional funds of Manufacturers Investment Trust, or another investment company;

(d) eliminate existing Sub-Accounts and stop accepting new allocations and transfers into the corresponding fund;

(e) operate the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;


                                                                     (continued)

(f)   de-register the Separate Account under the Investment Company Act of 1940;

(g) transfer assets between the Separate Account and other separate accounts;
and

(h) combine Sub-Accounts or to transfer assets in one Sub-Account to another Sub-Account.

UNIT VALUE CALCULATION. We will determine the unit values for each Sub-Account as of the end of each Business Day. When we need to determine a Policy Value or an amount after the end of a Business Day, or on a day that is not a Business Day, we will do so as of the next Business Day.

The value of a unit of each Sub-Account was initially fixed at $10 for the first Business Day that an amount was allocated, or transferred to the particular Sub-Account. For any subsequent Business Day, the unit value for that Sub-Account is obtained by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the particular Sub-Account on such subsequent Business Day.

NET INVESTMENT FACTOR. The net investment factor for a Sub-Account on any Business Day is equal to (a) divided by (b), where:

(a) is the net asset value of the underlying fund shares held by that Sub-Account as of the end of such Business Day before any policy transactions are made on that day; and

(b) is the net asset value of the underlying fund shares held by that Sub-Account as of the end of the immediately preceding Business Day after all policy transactions were made for that day.

We reserve the right to adjust the above formula for any taxes determined by us to be attributable to the operations of the Sub-Account. Before making any such changes, we will first seek approval of the Superintendent of Insurance of the State of New York.

SEPARATE ACCOUNT ASSETS. The assets held in each Sub-Account are used to support variable life insurance policies.

Income, gains and losses of the Separate Account are credited to, or charged against, the applicable Sub-Accounts without regard to our other income, gains and losses.

The assets of the Separate Account are our property. The part of the assets that is equal to the Investment Account values in respect of all Single Premium and Flexible Premium Variable Life Insurance policies will not be charged with liabilities from any other business we conduct. We can transfer to our general account, Separate Account assets in excess of the liabilities of the Separate Account arising under the Single Premium and Flexible Premium Variable Life Insurance policies supported by the Separate Account.

                               INVESTMENT OPTIONS

TRANSFERS. By Written Request you may transfer portions of your Policy Value among the Investment Accounts and the Fixed Account.

Transfers are subject to the following restrictions:

(a) you can make as many transfers in a Policy Year as you want. There is no charge for the first twelve transfers in any Policy Year. If you make more than twelve transfers in any Policy Year, the Transfer Fee shown in the Table of Values in the Policy Information section will apply to each subsequent transfer in that Policy Year. We will consider all transfer requests received on the same Business Day as one transfer;

(b) you may transfer your Policy Value from any of the Investment Accounts to the Fixed Account without incurring the transfer charges in (a) above, provided such transfers occur within:


                                                                     (continued)

      (1) eighteen months after the Issue Date, as shown in the Policy Information section of this policy; or

      (2) the later of (i) or (ii) below:

            (i) 60 days from the effective date of a material change in the investment objectives of any of the Sub-Accounts; or

            (ii)  60 days from the notification date of any such change.

(c) the maximum amount that you can transfer out of the Fixed Account in any one Policy Year is limited to the greater of:


      (1) the Fixed Account Maximum Transfer Percentage shown in the Policy Information section, multiplied by the value in the Fixed Account at the previous Policy Anniversary; or

      (2) the Fixed Account Maximum Transfer Amount shown in the Policy Information section.

(d) any transfer out of the Fixed Account may not involve a transfer to the Investment Account for the Money Market Trust;

(e) transfer privileges are subject to any restrictions we or the Manufacturers Investment Trust may impose; and

(f)   transfer privileges may be terminated at any time.


ASSET ALLOCATION BALANCER TRANSFERS. If you elect this option, we will automatically transfer amounts among your specified Investment Accounts in order to maintain your designated percentage in each account. We will effect the transfers six months after the later of the Policy Date and the last Policy Anniversary, and at each six month interval thereafter.

The maximum Asset Allocation Balancer Charge for transfers under this option is shown in the Policy Information section of this policy. We will provide you with 90 days written notice of any change in the current amount.

When you change your premium allocation instructions, your Asset Allocation Balancer will change so the two are identical. This change will automatically occur unless you instruct us otherwise, or a Dollar Cost Averaging request is in effect.

We reserve the right to cease to offer this option as of 90 days after we send you written notice.

DOLLAR COST AVERAGING. If you elect this option, we will automatically transfer amounts each month from one Investment Account to one or more of the other Investment Accounts or the Fixed Account. You must select the amount to be transferred and the accounts.

If the value in the Investment Account from which the transfer is being made is insufficient to cover the transfer amount, we will not effect the transfer and we will notify you.

The maximum Dollar Cost Averaging Charge for transfers under this option is shown in the Policy Information section of this policy. We will provide you with 90 days written notice of any change in the current amount.

We reserve the right to cease to offer this option as of 90 days after we send you written notice.


                             POLICY LOAN CONDITIONS

At any time while this policy is in force and has an available loan value, you can get a loan by Written Request. We may require a loan agreement from you as the policy is the only security for the loan.

You should consult your tax advisor before making a decision to take out a new loan.


                                                                     (continued)

AVAILABLE LOAN VALUE. The available loan value on any date is 90% of the Net Cash Surrender Value.

Loan amounts that represent Earnings under the policy are considered Preferred Loans.

LOAN ACCOUNT. When you take out a loan, or when loan interest charges are borrowed, we will do a transfer from the Fixed Account and/or one or more of the Investment Accounts into the Loan Account. Amounts we transfer into the Loan Account cover the loan principal plus loan interest due to the next Policy Anniversary.

A Loan Sub-Account exists for each Investment Account and for the Fixed Account. Amounts transferred to the Loan Account are allocated to the appropriate Loan Sub-Account to reflect the account from which the transfer was made.

You may tell us how much of the amount to be transferred to the Loan Account you wish to allocate to your value in the Fixed Account and each of the Investment Accounts. If you do not tell us, we will allocate the amounts to be transferred in the same proportion that your value in the Fixed Account and the Investment Accounts bears to the Net Policy Value.

When an amount to be transferred is allocated to an Investment Account, we will redeem units of that Investment Account sufficient in value to cover the allocated amount. These transfers do not count as a transfer for the purposes of the Transfers section of the Investment Options provision.

Interest is credited to the Loan Account and interest is also charged on the Policy Debt, as described under the Loan Interest Charged and the Loan Interest Credited sections of this provision.

LOAN INTEREST CHARGED. Interest will accrue daily on loans. In the event that you do not pay the Loan Interest Charged in any Policy Year, it will be borrowed against the policy and added to the Policy Debt in arrears at the Policy Anniversary. We will allocate the amount borrowed for interest payment in the same proportion that your value in the Fixed Account and the Investment Accounts bears to the Net Policy Value as of the Policy Anniversary. The effective annual Loan Interest Charged Rate is shown in the Table of Values in the Policy Information section.

LOAN INTEREST CREDITED. Interest will accrue daily to amounts in the Loan Account. The effective annual Loan Interest Credited Rate for Preferred and other loans is shown in the Table of Values in the Policy Information section.

Should it be determined at any time that a Preferred Loan would become taxable under applicable federal tax law, ruling, regulation, or court decision because loan interest is being charged and credited at the same rate, we will increase the Loan Interest Charged Rate to the extent necessary for the transaction to be treated as a loan for federal tax purposes. In no event will the new rate exceed the effective annual maximum rate permitted under state law.

LOAN REPAYMENT. You may repay the Policy Debt in whole or in part at any time prior to the death of the Life Insured and while the policy is in force. Repayments will be applied first to the portion of the Policy Debt that is not a Preferred Loan.

When you repay a loan, we credit the amount to the Loan Account, and make a transfer to the Fixed Account and/or the Investment Accounts.

We will allocate loan repayments as follows:

(a) first to the Fixed Account, until the associate Loan Sub-Account is reduced to zero;

(b) then to each Investment Account in the same proportion that the value in the corresponding Loan Sub-Account bears to the value of the Loan Account.

While a loan exists, any additional premium payment will be applied first to repay the Policy Debt.

                            SURRENDER AND WITHDRAWALS


SURRENDER OF THE POLICY. You may surrender this policy for its Net Cash Surrender Value at any time prior to the death of the Life Insured. We will determine the Net Cash Surrender Value as of the end of the Business Day on which we receive the policy and your Written Request for surrender at our Service Office. After we receive your surrender request, no insurance will be in force.

If you surrender your policy during the Surrender Charge Period, we will deduct a Surrender Charge from your Policy Value in calculating the Net Cash Surrender Value. The Surrender Charge will apply to the amount of your Policy Value in excess of the Free Withdrawal amount.

PARTIAL NET CASH SURRENDER VALUE WITHDRAWAL. Upon Written Request, you may withdraw a portion of the Net Cash Surrender Value of your policy as a partial withdrawal. You may specify the accounts from which we should make the partial Net Cash Surrender Value withdrawal. If we do not receive such instructions, we will make the withdrawal in the same proportion that the value in the Fixed Account and the Investment Accounts bears to the Net Policy Value.

Partial withdrawals will be subject to the following conditions:

(a)   they can only be made after the first Policy Anniversary;

(b) we will do the withdrawal as of the end of the Business Day on which we receive your Written Request;

(c) the partial withdrawal cannot be less than the Minimum Withdrawal amount specified in the Policy Information section;

(d) we will deduct the applicable Surrender Charge if the partial withdrawal occurs during the Surrender Charge Period and exceeds the Free Withdrawal Amount;

(e)   the withdrawal will result in a reduction in the Face Amount of insurance;
      and

(f) if the withdrawal would cause the Policy Value to fall below the Minimum Initial Premium shown in the Policy Information section, we will treat the withdrawal request as a full surrender of the policy.

SURRENDER CHARGE DEDUCTION. We will allocate the deduction of the Surrender Charge for the withdrawal to the Fixed Account and the Investment Accounts in the same proportion that the withdrawal from each account bears to the total withdrawal.

If the withdrawal plus the Surrender Charge allocated to a particular account are greater than the value of that account, we will reduce the portion of the withdrawal allocated to that account. We will reduce the allocated portion so that the withdrawal plus the charge allocated to the account equal the value of the account.

If the amount in all accounts is not sufficient to pay the Surrender Charge, we will reduce the amount of the withdrawal.

FACE AMOUNT REDUCTION. The Face Amount after a partial withdrawal will be equal to (a) multiplied by (b), where:

(a)   is the Face Amount prior to the withdrawal; and

(b) is the Policy Value after the withdrawal, divided by the Policy Value prior to the withdrawal.

The reduction in Face Amount will be effective as of the date of the withdrawal.

If the reduction in the Face Amount would require the return of premiums in order for the policy to qualify as life insurance under Section 7702 of the Code, or any other equivalent section, we will return such premiums.

RIGHT TO POSTPONE PAYMENT OF BENEFITS

We reserve the right to postpone the payment of Net Cash Surrender Values, partial Net Cash Surrender Value withdrawals, policy loans except when used to make a premium payment and the portion of the Insurance Benefit that depends on Investment Account values, for any period during which:

(a) the New York Stock Exchange (Exchange) is closed for trading (other than customary week-end and holiday closings), or trading on the Exchange is otherwise restricted;

(b)   an emergency exists as defined by the Securities and Exchange Commission
      (SEC), as a result of which disposal of securities held in the Separate Account or determining the value of the Separate Account's net assets is not reasonably practicable, or the SEC requires that trading be restricted; or

(c)   the SEC permits a delay for the protection of policyholders.

Except when used to make a premium payment, we also reserve the right to postpone payments for up to six months if such payments are based on values that do not depend on the investment performance of the Sub-Accounts.

If we do not mail or deliver a requested payment within 10 working days of the date we receive the documentation necessary to complete the transaction, we will pay interest from such date at the rate prescribed by the state, provided the interest is at least $ 25.00. At our option, the interest will either be added to and become part of the total payment or we will pay it separately.

In addition, we may deny transfers under the circumstances stated in (a), (b) and (c) above, and in the Transfers section of the Investment Options provision.

                                     SUICIDE

If within two years after the Issue Date, the Life Insured under this policy dies by suicide, the policy will terminate and our liability will be limited to the Net Premiums Paid.

For purposes of this section, the Net Premiums Paid means:

(a)   the premiums paid; less

(b)   any partial Net Cash Surrender Value withdrawals; less

(c)   the Policy Debt.

                                   BENEFICIARY

The following four sections will apply unless there is a beneficiary appointment in force that provides otherwise.

BENEFICIARY CLASSIFICATION. You can appoint beneficiaries for the Insurance Benefit in three classes: primary, secondary and final. Beneficiaries in the same class will share equally in the Insurance Benefit payable to them.

PAYMENT TO BENEFICIARIES. We will pay the Insurance Benefit:

(a)   to any primary beneficiaries who are alive when the Life Insured dies; or

(b) if no primary beneficiary is then alive, to any secondary beneficiaries who are then alive; or

(c) if no primary or secondary beneficiary is then alive, to any final beneficiaries who are then alive.


                                                                     (continued)

CHANGE OF BENEFICIARY. Until the Life Insured's death you can change the beneficiary by Written Request unless you make an irrevocable designation. We are not responsible if the change does not achieve your purpose. The change will take effect as of the date you signed such request. It will not apply to any payments we made or any action we may have taken before we received your Written Request.

DEATH OF BENEFICIARY. If no beneficiary is alive when the Life Insured dies, the Insurance Benefit will be payable to you; or to your estate if you are the Life Insured. Unless otherwise provided, if a beneficiary dies before the seventh day after the death of the Life Insured, we will pay the Insurance Benefit as if the beneficiary had died before the Life Insured.

                            OWNERSHIP AND ASSIGNMENT

Until the Life Insured's death, without the consent of any beneficiary, except an irrevocable beneficiary, you as owner can:

(a)   receive any amount payable under your policy;

(b)   exercise all rights and privileges granted by the policy; and

(c) assign the policy.

An assignment does not bind us until we receive it in writing at our Service Office. We are not responsible for its validity or its effects. It should be filed with us in duplicate. We will return a copy.

CHANGE OF OWNER. Until the Life Insured's death, the owner can change the ownership of the policy by Written Request. The change will take effect as of the date you signed the Written Request. It will not apply to any payments we made or any action we may have taken before we received your Written Request.

TRUSTEE OWNER. Should the owner be a trustee, payment to the trustee(s) of any amount to which the trustee(s) is (are) entitled under the policy, either by death or otherwise, will fully discharge us from all liability under the policy to the extent of the amount so paid.

JOINT OWNERSHIP. Two or more owners will own the policy as joint tenants with right of survivorship, unless otherwise requested on the application or in any subsequent assignment of the policy. On death of any of the owners, the deceased owner's interest in the policy passes to the surviving owner(s).

Any rights and privileges that may be exercised by the owner, may be exercised only with the consent of all joint owners.

SUCCESSOR OWNER. Upon the owner's death during the lifetime of the Life Insured, a named successor owner will, if then living, have all the owner's rights and interest in the policy. Until the Life Insured's death, the owner, without the consent of any revocable beneficiary or any successor owner, can cancel or change the designation of successor owner. This may be done from time to time by agreement in writing with us.

                          PROTECTION AGAINST CREDITORS

If permitted by state law, all payments shall be exempt from the debts and contracts of the owners and beneficiaries, and from seizure by court order.

                          CURRENCY AND PLACE OF PAYMENT

All payments to or by us will be in U.S. currency. We will make payments from our Service Office. We may require proof that the person claiming any payment is entitled to it.

                                    CONTRACT

The policy, application, supplementary benefits, and any endorsements form your whole contract. A copy of the application is attached to the policy and deemed a part of it. We will not be bound by any statement that is not in the application or the policy.

Only our President or one of our Vice-Presidents can agree to amend or modify the policy or waive any of its provisions. Any change must be in writing.

Statements made by you or the Life Insured are representations, not warranties. We will not use any statement by you or the Life Insured to deny a claim, unless it is written in the application or any supplement to the application.

                                    VALIDITY

We have the right to contest the validity of this policy based on material misstatements made in the initial application or an application for policy change that requires evidence of insurability. However, we cannot contest the validity of your policy after it has been in force during the lifetime of the Life Insured for two years from the Issue Date, or the effective date of a policy change that required evidence of insurability.

We can contest after two years if the policy has been reinstated and has been in force during the lifetime of the Life Insured for less than two years from the reinstatement date. If this is the case, we can only contest the validity in respect of any fact material to the reinstatement that was misrepresented.

                                NON-PARTICIPATING

Your policy is non-participating.  It does not earn dividends.

                                   AGE AND SEX

If the Age or Sex of a Life Insured was misstated in the application, we will change the Face Amount of insurance. The new Face Amount will be determined so that the Death Benefit will be that which the most recent Cost of Insurance deduction would have purchased for the correct Age and Sex.

                              CONVERSION PRIVILEGE

By Written Request, you may convert your policy to a fixed paid-up benefit at any Policy Anniversary, without evidence of insurability.


The conversion is subject to the following conditions:

(a) no further Monthly Deductions will be taken from the Policy Value after the date of conversion;

(b) the Death Benefit, the Policy Value, other values based on the Policy Value, and the Investment Account values will be determined as of the Business Day on which we receive your Written Request for conversion;

(c) the fixed paid-up benefit is determined by dividing the Net Cash Surrender Value by the net single premium. The basis for determining the net single premium and Policy Value will be the Commissioners 1980 Standard Ordinary Smoker or Non-Smoker Mortality Table and an interest rate of 4% per year; and

(d) the Modified Single Premium Variable Life coverage cannot be reinstated after the date of the conversion.

                                FLEXIBLE FACTORS


When determining the rate of interest to be used in crediting interest to the portion of the Policy Value in the Fixed Account, and any changes in that rate, we will consider the following factors: expected mortality and persistency experience; expected general account investment earnings; and expected operating expenses. We will consider the same factors when we determine the actual cost of insurance; the deductions for tax load; administrative charges; and whenever changes are made to any of these charges. We will not try to recover any losses in earlier years by increasing your charges in later years.

Adjustments to flexible factors will be by class and be determined by us from time to time based on future expectations for such factors. Any change will be determined in accordance with procedures and standards on file with the Superintendent of Insurance of the state of New York.

                             HOW VALUES ARE COMPUTED

We provide Cash Surrender Values that are at least equal to those required by law. A detailed statement of the method of computing the values of this policy has been filed with the insurance department of the state in which this policy is delivered.

We use the Commissioners 1980 Standard Ordinary Smoker/Non-Smoker Mortality Table in computing reserves, and in determining Maximum Cost of Insurance Rates. Values relating to amounts in the Fixed Account are computed at the Minimum Guaranteed Annual Fixed Account Rate shown in the Table of Values in the Policy Information section.

Current cost of insurance rates and the current interest rate being credited to the Fixed Account will be reviewed at least once every five Policy Years, but we will not make a change more than once each Policy Year.


                                ANNUAL STATEMENT


Within 30 days after each Policy Anniversary, we will send you a report showing:

(a)   the Death Benefit;

(b)   the Policy Value;

(c) the current allocation of money in the Fixed Account, the Loan Account and each of the Investment Accounts;

(d)   the value of the units in each chosen Investment Account;

(e)   any Loan Account balance and loan interest charged since the last report;

(f)   the premiums paid and policy transactions for the year; and

(g)   any further information required by law.


                               TAX CONSIDERATIONS


It is the intent that this policy be considered as life insurance for tax purposes, to comply with Section 7702 of the Code, or any other equivalent section. We reserve the right to limit the amount of premiums paid for this policy, or to make any other reasonable adjustments to the terms or conditions of this policy if it becomes necessary to allow it to qualify as life insurance.

This provision should not be construed to guarantee that the policy will be treated as life insurance or that the tax treatment of life insurance will never be changed by the future actions of any tax authority.

--------------------------------------------------------------------------------
                           [MANULIFE FINANCIAL LOGO]

                               MANULIFE FINANCIAL
                        THE MANUFACTURERS LIFE INSURANCE
                              COMPANY OF NEW YORK
--------------------------------------------------------------------------------

MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE.

Benefit payable on the earlier of the Life Insured's death or the Maturity Date.

Policy Values allocated to an Investment Account reflect the investment experience of the underlying Sub-Accounts. Investment options are described in the "Policy Value Composition" and the "Investment Options" provisions. Non-participating (not eligible for dividends).

--------------------------------------------------------------------------------


                     IMPORTANT  NOTICE

                     To claim a benefit or request a change
                     in your policy, contact our nearest
                     representative or write to our Service
                     Office at the address below.

                     Please tell us promptly of any change
                     in your address.

                     We strongly urge that, before you take
                     any action to replace this or any other
                     policy, you ask the advice of the
                     company that issued the policy.

--------------------------------------------------------------------------------

Service Office Mailing Address:
The Manufacturers Life Insurance Company of New York
P.O. Box 633
Niagara Square Station
Buffalo, NY  14202-0633

Toll Free Number: 1-888-267-7784


Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.

                              SUPPLEMENTARY BENEFIT

                            LAPSE PROTECTION BENEFIT


This benefit is a part of your policy. Should any provisions in your policy conflict with this benefit, the provisions of this benefit will prevail.

                                 EFFECTIVE DATE

The benefit takes effect on the Policy Date shown in the Policy Information section.

                                     BENEFIT

If the Net Cash Surrender Value of your policy falls to zero or below, this benefit prevents your policy from going into default provided that there is no Policy Debt.

The duration of the Lapse Protection Benefit is shown in the Policy Information section of the policy.

                                   TERMINATION

The benefit terminates on the earlier of the following dates:


(a)   the end of the Lapse Protection Benefit period; or


(b)   the date the policy terminates.


The benefit can be reinstated with your policy.



                            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK

                                        /s/ James W. Gallagher
                                              President

LIFE INSURED ONE              JOHN M. DOE

LIFE INSURED TWO              MARY J. DOE

POLICY NUMBER                 12 345 678

MODIFIED SINGLE PREMIUM SURVIVORSHIP VARIABLE LIFE INSURANCE.

BENEFIT PAYABLE ON THE EARLIER OF THE DEATH OF THE LAST SURVIVOR OR THE MATURITY DATE.

POLICY VALUES ALLOCATED TO AN INVESTMENT ACCOUNT REFLECT THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNTS. INVESTMENT OPTIONS ARE DESCRIBED IN THE "POLICY VALUE COMPOSITION" AND THE "INVESTMENT OPTIONS" PROVISIONS. NON-PARTICIPATING (NOT ELIGIBLE FOR DIVIDENDS).

In this policy "you" and "your" refer to the owner of the policy. "We", "us" and "our" refer to The Manufacturers Life Insurance Company of New York.

If the Life Insured is living and the policy is in force on the Maturity Date, we will pay you the Policy Value less any outstanding Policy Debt.

If the Life Insured dies while the policy is in force, we will pay the Insurance Benefit to the beneficiary, subject to the provisions of the policy. The Life Insured and the beneficiary are named on page 3 and in the application for this policy, a copy of which is attached to this policy. If more than one Life Insured is named, the Insurance Benefit is payable on the death of the last survivor.

THIS POLICY IS DESIGNED TO PERMIT A LARGE INITIAL PREMIUM AND, SUBJECT TO CERTAIN CONDITIONS, ADDITIONAL PREMIUMS. YOU MAY ALLOCATE YOUR PREMIUMS TO ONE OR MORE OF THE AVAILABLE INVESTMENT ACCOUNTS AND/OR THE FIXED ACCOUNT.

THE PORTION OF YOUR POLICY VALUE THAT IS IN AN INVESTMENT ACCOUNT WILL VARY FROM DAY TO DAY. THE AMOUNT IS NOT GUARANTEED; IT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNTS FOR THE INVESTMENT ACCOUNTS THAT YOU HAVE CHOSEN.

THE PORTION OF YOUR POLICY VALUE THAT IS IN THE FIXED ACCOUNT WILL ACCUMULATE, AFTER DEDUCTIONS, AT RATES OF INTEREST WE DETERMINE. SUCH RATES WILL NOT BE LESS THAN THE EFFECTIVE ANNUAL FIXED ACCOUNT RATE SHOWN ON PAGE 3.2.

READ YOUR POLICY CAREFULLY. IT IS A CONTRACT BETWEEN YOU AND US.

RIGHT TO RETURN POLICY. WITHIN EITHER (1) TEN DAYS AFTER RECEIVING YOUR POLICY IF IT DOES NOT REPLACE ANOTHER POLICY; OR (2) SIXTY DAYS IF IT REPLACES AN EXISTING POLICY, YOU CAN RETURN THE POLICY FOR CANCELLATION BY DELIVERING OR MAILING IT TO US OR THE AGENT WHO SOLD IT. IMMEDIATELY UPON DELIVERY OR MAILING, THE POLICY WILL BE VOID FROM THE BEGINNING. WE WILL REFUND IN FULL THE PREMIUM PAID.

--------------------------------------------------------------------------------


                           [MANULIFE FINANCIAL LOGO]

                               MANULIFE FINANCIAL

                        THE MANUFACTURERS LIFE INSURANCE

                              COMPANY OF NEW YORK

       Home Office: 100 Summit Lake Drive, 2nd Floor, Valhalla, NY 10595


     [James W. Gallagher Signature]                 [Signature Illegible]
President                                         Secretary

--------------------------------------------------------------------------------

                                                 TABLE OF CONTENTS


                                                                                                                   PAGE

                      Policy Information.....................................................................       3
                      Table Of Guaranteed Maximum Cost Of Insurance Rates....................................       4
                      Definitions............................................................................       5
                      Premium Payments.......................................................................       6
                      Policy Termination.....................................................................       7
                      Reinstatement..........................................................................       7
                      Maturity Benefit.......................................................................       8
                      Insurance Benefit......................................................................       8
                      Policy Value...........................................................................       8
                      Policy Value Composition...............................................................       9
                      Separate Account And Sub-Accounts......................................................      10
                      Investment Options.....................................................................      11
                      Policy Loan Conditions.................................................................      12
                      Surrender And Withdrawals..............................................................      14
                      Right To Postpone Payment Of Benefits..................................................      15
                      Suicide................................................................................      15
                      Beneficiary............................................................................      16
                      Ownership And Assignment...............................................................      16
                      Protection Against Creditors...........................................................      16
                      Currency And Place Of Payment..........................................................      16
                      Contract...............................................................................      17
                      Validity...............................................................................      17
                      Non-Participating......................................................................      17
                      Age And Sex............................................................................      17
                      Conversion Privilege...................................................................      17
                      Flexible Factors.......................................................................      18
                      How Values Are Computed................................................................      18
                      Annual Statement.......................................................................      18
                      Tax Considerations.....................................................................      18

Any endorsements, any supplementary benefits, and a copy of the application, follow page 18.

                               POLICY INFORMATION




LIFE INSURED ONE    JOHN M. DOE           AGE AT POLICY DATE:                35

LIFE INSURED TWO    MARY J. DOE           AGE AT POLICY DATE:                35

POLICY NUMBER        12 345 678           POLICY DATE:              SEP 1, 1999

                                          ISSUE DATE:               SEP 1, 1999

                                          MATURITY DATE:            SEP 1, 2064


                      OWNER    JOHN M. DOE

                BENEFICIARY    AS DESIGNATED IN THE APPLICATION OR
                               SUBSEQUENTLY CHANGED


                       PLAN MODIFIED SINGLE PREMIUM SURVIVORSHIP VARIABLE LIFE INSURANCE
                               NON-PARTICIPATING
                               PAYABLE ON DEATH OF LAST SURVIVOR

                               LAPSE PROTECTION BENEFIT PERIOD:  30 POLICY YEARS


                FACE AMOUNT    $336,655.86

            INITIAL PREMIUM    $25,000.00

                        SEX    LIFE INSURED ONE: MALE
                        SEX    LIFE INSURED TWO: FEMALE

                       RISK
             CLASSIFICATION    LIFE INSURED ONE: NON-SMOKER, STANDARD CLASS
                               LIFE INSURED TWO: NON-SMOKER, STANDARD CLASS


                 ADDITIONAL
                     RATING    NOT APPLICABLE


Life insurance coverage under this policy may expire prior to the maturity date if premium and investment experience are insufficient to continue coverage to such date.

Keeping the policy and coverage in force will be affected by factors such as: changes in the current cost of insurance rates; the amount, timing and frequency of premium payments; the interest rate being credited to the Fixed Account; the investment experience of the Sub-Accounts; loan activity; and partial withdrawals. Also refer to the "Policy Termination" provision of your policy.

Subject to the guarantees of this policy, we reserve the right to change the current Cost Of Insurance Rate Deductions and the current Interest Rate being credited to the Fixed Account. These changes may require more premium to be paid cause the cash value to be less than illustrated.




                                                                    (Joint Life)

                                    PAGE 3.0

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678



                                TABLE OF CHARGES



Unless otherwise specified, charges are based on and deducted proportionately from the Fixed Account Value and the Investment Account Value.

TAX LOAD:

        0.030% MONTHLY FOR 10 YEARS AFTER THE DATE OF EACH PREMIUM PAYMENT. THE TAX LOAD FOR ADDITIONAL PREMIUMS IS BASED ON THE PROPORTION OF THE POLICY VALUE ASSOCIATED WITH THE PREMIUM.

ADMINISTRATION CHARGE:

        A FLAT MONTHLY CHARGE OF $7.50, PLUS 0.010% MONTHLY.

MORTALITY AND EXPENSE RISKS CHARGE:

        0.075% DEDUCTED MONTHLY FROM EACH INVESTMENT ACCOUNT VALUE FOR THE FIRST 10 POLICY YEARS, REDUCING TO 0.025% THEREAFTER.

COST OF INSURANCE CHARGE:

    SEE THE MONTHLY DEDUCTIONS SECTION OF THE POLICY VALUE PROVISION FOR DETAILS ON HOW THE COST OF INSURANCE CHARGE IS DETERMINED.







                                   PAGE 3.1A

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678



                          TABLE OF CHARGES (CONTINUED)

SURRENDER CHARGE:

A SURRENDER CHARGE WILL BE DEDUCTED FROM YOUR POLICY VALUE UNDER CERTAIN CONDITIONS. SEE THE FOLLOWING PROVISIONS FOR DETAILS: POLICY VALUE AND SURRENDER AND WITHDRAWALS.

AS SHOWN BELOW, THE SURRENDER CHARGE IS A PERCENTAGE OF THE POLICY VALUE BEING WITHDRAWN OR SURRENDERED IN EXCESS OF THE FREE WITHDRAWAL AMOUNT.





        SURRENDER             SURRENDER CHARGE PERCENTAGE
      CHARGE PERIOD
------------------------------------------------------------
            1                          10.00%
            2                           9.00%
            3                           8.00%
            4                           7.00%
            5                           6.00%
            6                           5.00%
            7                           4.00%
            8                           3.00%
            9                           1.50%
           10                           0.00%


         Percentage shown is at beginning of policy year. For other policy months the percentage can be found by reducing the above percentages proportionately.


MAXIMUM SURRENDER CHARGE:

IF NECESSARY, THE SURRENDER CHARGE DETERMINED ABOVE WILL BE REDUCED SUCH THAT THE SUM OF (A) AND (B) DOES NOT EXCEED (C) WHERE:

(A) IS THE CUMULATIVE PREMIUM LOAD AND ADMINISTRATIVE CHARGE DEDUCTED UNDER THE POLICY;

(B)      IS THE SURRENDER CHARGE DETERMINED BY THE ABOVE TABLE; AND

(C)      IS 10% OF PREMIUMS RECEIVED IN THE FIRST POLICY YEAR.


                                    PAGE 3.1B

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678



                                 TABLE OF VALUES



Refer to your policy provisions for details on the terms and values shown in this table.



GUIDELINE SINGLE PREMIUM                                             $25,000.00


GUIDELINE LEVEL PREMIUM                                              $2,134.44


MINIMUM INITIAL PREMIUM                                              $25,000.00


MINIMUM WITHDRAWAL AMOUNT                                            $500.00


TRANSFER FEE                                                         $25.00
(FOR TRANSFERS IN EXCESS OF 12 IN A POLICY YEAR)


MAXIMUM ASSET ALLOCATION BALANCER CHARGE                             $15.00

MAXIMUM DOLLAR COST AVERAGING CHARGE                                 $5.00

FIXED ACCOUNT MAXIMUM TRANSFER PERCENTAGE                            15%


FIXED ACCOUNT MAXIMUM TRANSFER AMOUNT                                $500.00


MINIMUM GUARANTEED ANNUAL FIXED ACCOUNT RATE                         4.00%


LOAN INTEREST CHARGED RATE (ALL LOANS)                               6.00%

LOAN ACCOUNT CREDITED RATE
        PREFERRED LOANS                                              6.00%
        OTHER LOANS                                                  4.00%

MAXIMUM LOAN INTEREST CREDITED DIFFERENTIAL (OTHER LOANS)            2.00%

DEATH BENEFIT DISCOUNT FACTOR                                        1.0032737









                                    PAGE 3.2

               POLICY INFORMATION (CONTINUED) - POLICY 12 345 678



                   TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES





              ATTAINED AGE                       APPLICABLE PERCENTAGE
--------------------------------------------------------------------------------
              40 and under                                 250%
                   45                                      215%
                   50                                      185%
                   55                                      150%
                   60                                      130%
                   65                                      120%
                   70                                      115%
                   75                                      105%
                   90                                      105%
              95 and above                                 100%


         For ages not shown, the Applicable Percentage can be found by reducing the above Applicable Percentages proportionately.




                                    PAGE 3.3

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

                   GUARANTEED MAXIMUM MONTHLY RATES PER $1,000
                              OF NET AMOUNT AT RISK

                     FOR THE LIVES INSURED UNDER THIS POLICY





          DURATION                MONTHLY               DURATION              MONTHLY             DURATION               MONTHLY
          (POLICY                   RATE                (POLICY                 RATE               (POLICY                RATE
           YEARS)                    $                   YEARS)                  $                 YEARS)                   $

             1                    0.000207                 23                 0.103964               45                 3.953521
             2                    0.000665                 24                 0.122184               46                 4.558705
             3                    0.001212                 25                 0.143495               47                 5.253161
             4                    0.001864                 26                 0.168742               48                 6.055917
             5                    0.002654                 27                 0.198793               49                 6.980966
             6                    0.003598                 28                 0.235576               50                 8.015102
             7                    0.004763                 29                 0.281020               51                 9.149825
             8                    0.006128                 30                 0.336457               52                10.364422
             9                    0.007748                 31                 0.401980               53                11.654835
             10                   0.009612                 32                 0.478377               54                13.000300
             11                   0.011830                 33                 0.565716               55                14.412617
             12                   0.014426                 34                 0.664435               56                15.891977
             13                   0.017472                 35                 0.777709               57                17.459834
             14                   0.021034                 36                 0.911511               58                19.156860
             15                   0.025213                 37                 1.080715               59                21.054761
             16                   0.030130                 38                 1.268137               60                23.368153
             17                   0.036011                 39                 1.507613               61                26.517002
             18                   0.043094                 40                 1.795237               62                31.354662
             19                   0.051658                 41                 2.130491               63                39.595173
             20                   0.061825                 42                 2.513928               64                54.652603
             21                   0.073840                 43                 2.944356               65                83.333333
             22                   0.087887                 44                 3.421111


THE ABOVE RATES HAVE BEEN INCREASED FOR ANY ADDITIONAL RATING SHOWN IN THE POLICY INFORMATION SECTION.

DEFINITIONS


THE FOLLOWING TERMS HAVE SPECIFIC MEANINGS IN YOUR POLICY. PLEASE REFER TO THESE DEFINITIONS AS YOU READ YOUR POLICY.

ADDITIONAL RATING is an increase in the Cost of Insurance Rate that is applied when a Life Insured does not meet, at a minimum, our underwriting requirements for the standard Risk Classification.

AGE at a specific date means age on the nearest birthday. If no specific date is mentioned, age means the Life Insured's age on the Policy Anniversary nearest to the birthday.

ATTAINED AGE on any date means the Age plus the number of whole years that have elapsed since the Policy Date, based on the youngest Life Insured when the policy is first issued.

BUSINESS DAY is any day that the New York Stock Exchange is open for business. The net asset value of the underlying shares of a Sub-Account will be determined as of the end of each Business Day. A Business Day ends at the close of regularly scheduled day-time trading of the New York Stock Exchange on that day.

CASH SURRENDER VALUE equals the Policy Value reduced by any Surrender Charge and any outstanding Monthly Deductions due.

CODE means the Internal Revenue Code of 1986 (as amended).

EARNINGS is an amount calculated in relation to a loan, partial Net Cash Surrender Value Withdrawal or surrender of the policy. It is equal to (a) minus the sum of (b) and (c), each calculated as of the date we receive your Written Request, where:

(a) is the Policy Value;

(b) is the value of any Policy Debt; and

(c) is total premiums paid.


FIXED ACCOUNT is that part of the Policy Value which reflects the value you have in our general account.

FREE WITHDRAWAL AMOUNT is, at any date, the greater of
(a) and (b), where:

(a) is 100% of Earnings; and

(b) is 10% of total premiums paid.

INVESTMENT ACCOUNT is that part of the Policy Value that reflects the value you have in one of the Sub-Accounts.

ISSUE DATE is the date shown in the Policy Information section from which the Suicide and Validity provisions are applied.

LIFE INSURED is the person or persons whose life is covered by this policy as specified in the Policy Information section. All provisions of the policy which are based on the death of the Life Insured will be based on the death of the last survivor of the persons so named.

LOAN ACCOUNT is that part of the Policy Value which reflects the value transferred from the Fixed Account or the Investment Accounts as collateral for a policy loan.

MATURITY DATE is the date shown in the Policy Information section. It is the Policy Anniversary nearest the date on which the youngest Life Insured reaches or would have reached Attained Age 100.

NET CASH SURRENDER VALUE is the Cash Surrender Value less the Policy Debt.

NET POLICY VALUE is the Policy Value less the value in the Loan Account.

POLICY DATE is the date coverage takes effect under the policy provided we receive the full amount of the initial premium at our Service Office. The Policy Date is shown in the Policy Information section. The amount of the first Monthly Deduction is calculated from the Policy Date. The Policy Date is also used to determine Policy Years, Policy Months and Policy Anniversaries.


                                                                     (continued)

POLICY DEBT as of any date equals (a) plus (b) plus (c) minus (d), where:

(a)      is the total amount of loans borrowed as of such date;

(b) is the total amount of any unpaid loan interest charges which have been borrowed against the policy on a Policy Anniversary;

(c) is any interest charges accrued from the last Policy Anniversary to the current date;and

(d)      is the total amount of loan repayments as of such date.

POLICY VALUE is the sum of the values in the Loan Account, the Fixed Account and the Investment Accounts.

SEPARATE ACCOUNT refers to Separate Account B of The Manufacturers Life Insurance Company of New York.

SERVICE OFFICE is the office we designate to service this policy. The Service Office Mailing Address is The Manufacturers Life Insurance Company of New York, P.O. Box 633, Niagara Square Station, Buffalo, NY 14202-0633. The Home Office Address is 100 Summit Lake Drive, 2nd Floor, Valhalla, NY 10595.

SUB-ACCOUNT refers to one of the sub-accounts of the Separate Account.

SURRENDER CHARGE PERIOD is the period following the Issue Date of the policy during which we will assess surrender charges. Surrender charges will apply during this period to amounts in excess of the Free Withdrawal Amount if you surrender the policy or make a partial withdrawal, or if the policy terminates due to default. The Surrender Charge Period is shown in the Policy Information section.

WRITTEN REQUEST is your request to us which must be in a form satisfactory to us, signed and dated by you, and filed at our Service Office.

PREMIUM PAYMENTS

Premiums are payable at our Service Office. On request, we will give you a receipt signed by one of our officers.


INITIAL PREMIUM. No insurance will take effect under this policy before we approve the application and receive the initial premium. The Minimum Initial Premium is shown in the Policy Information section. The initial premium is used to determine the Face Amount of insurance.


ADDITIONAL PREMIUMS. You may pay additional premiums subject to the following conditions:

(a) we have the right to refuse or refund any premium payments that would cause this policy to fail to qualify as life insurance under Section 7702 of the Code or any other equivalent section;

(b) we reserve the right to request that you provide us with satisfactory evidence of insurability if a premium payment would result in an increase in the Death Benefit that is greater than the increase in Policy Value; and (c) the sum of the premiums paid into this policy at any time may not exceed the guideline premium limitation as of such time. The guideline premium limitation is, as of any date, the greater of:

         (1)      the Guideline Single Premium, or

         (2)      the sum of the Guideline Level Premiums to such date.

         The Guideline Single Premium and the Guideline Level Premium are shown in the Policy Information section; and

(d) while there is an outstanding Policy Debt, any additional premium payment will be applied first to repay the Policy Debt.

                                                                     (continued)

ALLOCATION OF PREMIUM PAYMENTS. You may allocate premiums to any of the Investment Accounts and/or the Fixed Account. Unless you change the initial premium allocation specified in your application for this policy, it will continue to apply to additional premium payments.

Allocation percentages must be zero or a whole number not greater than 100. The sum of the allocation percentages must equal 100. You may change the allocation percentages by Written Request to our Service Office. The change will take effect as of the date we receive your request at our Service Office.

                               POLICY TERMINATION

DEFAULT. The policy will go into default if, at the beginning of any Policy Month the Net Cash Surrender Value would go to zero or below after we take the Monthly Deduction that is due for that month.

GRACE PERIOD. We will allow 61 days from the date that the policy goes into default, for you to pay the amount that is required to bring the policy out of default. At least 15 but not more than 45 days prior to the termination of coverage, we will send a notice to your last known address, specifying the amount you must pay to bring the policy out of default. If we have notice of a policy assignment on file at our Service Office, we will also mail a copy of the notice of the amount due to the assignee on record.

The amount required to bring the policy out of default is equal to (a) plus (b), where:

(a) is the amount necessary to bring the Net Cash Surrender Value to zero, if it is less than zero, at the date of default; and


(b) is the Monthly Deduction due on the date of default, plus an amount to cover Monthly Deductions to the later of the next Policy Anniversary or at least three Policy Months.


If the amount necessary to bring the policy out of default has not been paid by the end of the grace period, the policy will terminate.


TERMINATION DATE. This policy terminates on the earliest of the following events:

(a) the end of the grace period for which you have not paid the amount necessary to bring the policy out of default;

(b)      surrender of the policy for its Net Cash Surrender Value;

(c)      the Maturity Date; or

(d)      the death of the Life Insured.

REINSTATEMENT

You can ask us to reinstate your policy only if it terminates at the end of a grace period in which you did not make a required payment, and no Life Insured died during the period of termination.

You can reinstate the policy if you:

(a) make a Written Request for reinstatement within 5 years after the date your policy terminates;

(b) provide us with evidence of insurability satisfactory to us on the Life Insured; and

(c) pay a premium equal to the amount that was required to bring the policy out of default immediately prior to termination, plus an amount to cover Monthly Deductions to the later of the next Policy Anniversary or at least three Policy Months.

                                                                     (continued)

If we approve your request,

(a) the reinstatement date will be the later of the date we approve your request or the date we receive the required payment at our Service Office; and

(b) any remaining Surrender Charge Period will be reinstated to what it was at the date of default.

(c) The Surrender Charge in effect on the date of reinstatement will be the same as the Surrender Charge in effect on the date of default.

The Policy Value on the date of reinstatement, prior to the crediting of any Net Premium paid on the reinstatement, will be equal to the Policy Value on the date the policy terminated.

MATURITY BENEFIT

Provided the policy is in force and the Life Insured is alive on the Maturity date, we will pay you the following amount calculated as of the Maturity Date:

(a)      the Policy Value, less

(b)      any outstanding Policy Debt.

INSURANCE BENEFIT

If the Life Insured dies prior to the Maturity Date, while the policy is in force, we will pay the Insurance Benefit to the beneficiary on receiving due proof of death, subject to the Age and Sex, Suicide and Validity provisions.

If the Life Insured dies after we receive a request from you to surrender the policy, there will be no Insurance Benefit. We will pay the amount payable under the Surrender And Withdrawals provision instead.


You must provide us with proof of the death of each Life Insured although the Insurance Benefit is payable at last death.


INSURANCE BENEFIT.  The Insurance Benefit payable is:

(a)      the Death Benefit as described below; less

(b)      the value of the Policy Debt as of the date of death.

If the Life Insured dies during a grace period prior to the Maturity Date, the Insurance Benefit will be reduced by any outstanding Monthly Deductions due.

DEATH BENEFIT.  The Death Benefit is the greater of (a) and (b) where:

(a) is the Face Amount of the policy at the date of the Life Insured's death; and

(b) is the Policy Value at the date of death, multiplied by the Applicable Percentage in the Table of Minimum Death Benefit Percentages shown in the Policy Information section.

POLICY VALUE

INITIAL PREMIUM. Based on your allocation instructions, we will allocate your initial premium plus any earned interest on the later of the date our underwriters approve issuance of the policy or the Business Day we receive the initial premium at our Service Office. For premium received prior to the underwriting decision we will credit interest as of the date we received the initial premium payment at the rate of return then being earned on allocations to the Money Market Trust. This initial allocation will become your Policy Value to which additional premiums will be allocated.


ADDITIONAL PREMIUMS. We will add your premium to your Policy Value as of the Business Day we receive an additional premium at our Service Office. However, if evidence of insurability is required for an additional premium, we will add it to your Policy Value as of the Business Day our underwriters approve the evidence, but before we take any deductions due as of that Business Day.

                                                                     (continued)

MONTHLY DEDUCTIONS. Monthly Deductions are due until the Maturity Date. At the beginning of each Policy Month, a deduction is taken from your policy to cover the following expense charges:

(a)      Tax Load, if applicable;

(b)      Administration Charge;

(c)      Mortality and Expense Risks Charge; and

(d)      Cost of Insurance Charge.

The Cost of Insurance Charge is described below. The amount and duration of the other charges are shown in the Table of Expense Charges in the Policy Information section.

Unless specified otherwise in the Table of Expense Charges, we will take Monthly Deductions from the Fixed Account and the Investment Accounts in the same proportion that the Policy Value in each of these accounts bears to the Net Policy Value immediately prior to the deduction. We will take the deductions according to your instructions if we approve your request and you have sufficient funds in the accounts.

COST OF INSURANCE CHARGE. The Cost of Insurance for a specific Policy Month is determined as the rate for the Cost of Insurance for that month, as described below, multiplied by the net amount at risk.

The net amount at risk is equal to (a) minus (b), where:

(a) is the Death Benefit as of the first day of the Policy Month, divided by the Death Benefit Discount Factor shown in the Table of Values in the Policy Information section; and

(b)      is the Policy Value as of the first day of the Policy Month.

The rates for the Cost of Insurance are based on the Life Insured's Age, Sex, Risk Classification and duration that the coverage has been in force. The Cost of Insurance calculation will reflect any Additional Rating shown in the Policy Information section. The individual rates determined for each Life Insured on the bases specified above are blended to produce a single rate.

We will re-determine Cost of Insurance rates from time to time on a basis that does not discriminate unfairly within any class of Life Insured. The Cost of Insurance rates will never exceed those shown on Page 4 in the Table of Guaranteed Maximum Cost of Insurance Rates.

OTHER DEDUCTIONS. As stated in the Surrender and Withdrawal provision, we will deduct a Surrender Charge if during the Surrender Charge Period you:

(a) surrender the policy, and the Net Cash Surrender Value is above the Free Withdrawal Amount; or

(b)      make partial withdrawals above the Free Withdrawal Amount.

POLICY VALUE COMPOSITION

Your Policy Value at any time is equal to the sum of the values you have in the Loan Account, the Fixed Account and the Investment Accounts.

LOAN ACCOUNT VALUE. The amount you have in the Loan Account at any time equals:

(a)      amounts transferred to it for loans or borrowed loan interest; plus

(b)      interest credited to it; less

(c)      amounts transferred from it for loan repayment.

For the details of the Loan Account see the Policy Loan Conditions provision.

FIXED ACCOUNT VALUE. The amount you have in the Fixed Account at any time equals:

(a)      premiums allocated to it; plus

(b)      amounts transferred to it; plus

                                                                     (continued)

(c)      interest credited to it; less

(d)      amounts deducted from it; less

(e)      amounts transferred from it; less

(f)      amounts withdrawn from it.

Interest will be credited to amounts in the Fixed Account at an effective annual rate of no less than the Minimum Guaranteed Annual Fixed Account Rate shown in the Table of Values in the Policy Information Section. The actual interest rate used will be set by us from time to time. For all transactions, interest is calculated from the date of the transaction.

INVESTMENT ACCOUNT VALUE. The amount you have in an Investment Account at any time equals the number of units in that Investment Account, multiplied by the unit value of the corresponding Sub-Account at that time.

The number of units in an Investment Account at any time equals (a) minus (b), where:

(a)      is the number of units credited to the Investment Account because of:

         (1)      premiums allocated to it; and

         (2)      amounts transferred to it; and

(b)      is the number of units canceled from the Investment Account because of:

         (1)      amounts deducted from it;

         (2)      amounts transferred from it; and

         (3)      amounts withdrawn from it.

The number of units credited or canceled for a given transaction is equal to the dollar amount of the transaction, divided by the unit value as of the Business Day of the transaction. See the Unit Value Calculation section of this provision for details on how unit values are determined.

SEPARATE ACCOUNT AND SUB-ACCOUNTS

The Separate Account is authorized to invest in the shares of Manufacturers Investment Trust, or another management investment company. Each Sub-Account of the Separate Account purchases shares of a corresponding fund of Manufacturers Investment Trust or another management investment company.

FUND SUBSTITUTION. An available fund might, in our judgment, become unsuitable for investment by a Sub-Account. This might happen because of a change of investment policy; or a change in the applicable laws or regulations; or because the shares are no longer available for investment; or for some other reason.

If an available fund becomes unsuitable for investment, we have the right to substitute another fund or another management investment company. Before doing this, we would first seek, where required, approval from the Securities and Exchange Commission and the Superintendent of Insurance of the State of New York.

To the extent permitted by applicable federal and state law, we also have the right, without your approval, to:

(a)      create new separate accounts;

(b)      combine any two or more separate accounts including the Separate
         Account;

(c) make available additional Sub-Accounts investing in additional funds of Manufacturers Investment Trust, or another investment company;


(d) eliminate existing Sub-Accounts and stop accepting new allocations and transfers into the corresponding fund;


(e) operate the Separate Account as a management investment company under the Investment Company Act of 1940 or in any other form permitted by law;

                                                                     (continued)

(f)      de-register the Separate Account under the Investment Company Act of
         1940;

(g) transfer assets between the Separate Account and other separate accounts; and

(h) combine Sub-Accounts or to transfer assets in one Sub-Account to another Sub-Account.

UNIT VALUE CALCULATION. We will determine the unit values for each Sub-Account as of the end of each Business Day. When we need to determine a Policy Value or an amount after the end of a Business Day, or on a day that is not a Business Day, we will do so as of the next Business Day.

The value of a unit of each Sub-Account was initially fixed at $10 for the first Business Day that an amount was allocated, or transferred to the particular Sub-Account. For any subsequent Business Day, the unit value for that Sub-Account is obtained by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the particular Sub-Account on such subsequent Business Day.

NET INVESTMENT FACTOR. The net investment factor for a Sub-Account on any Business Day is equal to (a) divided by (b), where:


(a) is the net asset value of the underlying fund shares held by that Sub-Account as of the end of such Business Day before any policy transactions are made on that day; and

(b) is the net asset value of the underlying fund shares held by that Sub-Account as of the end of the immediately preceding Business Day after all policy transactions were made for that day.

         We reserve the right to adjust the above formula for any taxes determined by us to be attributable to the operations of the Sub-Account. Before making any such changes, we will first seek approval of the Superintendent of Insurance of the State of New York.

SEPARATE ACCOUNT ASSETS. The assets held in each Sub-Account are used to support variable life insurance policies.

Income, gains and losses of the Separate Account are credited to, or charged against, the applicable Sub-Accounts without regard to our other income, gains and losses.

The assets of the Separate Account are our property. The part of the assets that is equal to the Investment Account values in respect of all Single Premium and Flexible Premium Variable Life Insurance policies will not be charged with liabilities from any other business we conduct. We can transfer to our general account, Separate Account assets in excess of the liabilities of the Separate Account arising under the Single Premium and Flexible Premium Variable Life Insurance policies supported by the Separate Account.

INVESTMENT OPTIONS

TRANSFERS. By Written Request you may transfer portions of your Policy Value among the Investment Accounts and the Fixed Account.

Transfers are subject to the following restrictions:

(a) you can make as many transfers in a Policy Year as you want. There is no charge for the first twelve transfers in any Policy Year. If you make more than twelve transfers in any Policy Year, the Transfer Fee shown in the Table of Values in the Policy Information section will apply to each subsequent transfer in that Policy Year. We will consider all transfer requests received on the same Business Day as one transfer;

(b) you may transfer your Policy Value from any of the Investment Accounts to the Fixed Account without incurring the transfer charges in (a) above, provided such transfers occur within:


                                                                     (continued)

         (1) eighteen months after the Issue Date, as shown in the Policy Information section of this policy; or

         (2)      the later of (i) or (ii) below:

                  (i) 60 days from the effective date of a material change in the investment objectives of any of the Sub-Accounts; or

                  (ii) 60 days from the notification date of any such change.

(c) the maximum amount that you can transfer out of the Fixed Account in any one Policy Year is limited to the greater of:

         (1) the Fixed Account Maximum Transfer Percentage shown in the Policy Information section, multiplied by the value in the Fixed Account at the previous Policy Anniversary; or

         (2) the Fixed Account Maximum Transfer Amount shown in the Policy Information section.

(d) any transfer out of the Fixed Account may not involve a transfer to the Investment Account for the Money Market Trust;


(e) transfer privileges are subject to any restrictions we or the Manufacturers Investment Trust may impose; and


(f)      transfer privileges may be terminated at any time.

ASSET ALLOCATION BALANCER TRANSFERS. If you elect this option, we will automatically transfer amounts among your specified Investment Accounts in order to maintain your designated percentage in each account. We will effect the transfers six months after the later of the Policy Date and the last Policy Anniversary, and at each six month interval thereafter.

The maximum Asset Allocation Balancer Charge for transfers under this option is shown in the Policy Information section of this policy. We will provide you with 90 days written notice of any change in the current amount.

When you change your premium allocation instructions, your Asset Allocation Balancer will change so the two are identical. This change will automatically occur unless you instruct us otherwise, or a Dollar Cost Averaging request is in effect.

We reserve the right to cease to offer this option as of 90 days after we send you written notice.

DOLLAR COST AVERAGING. If you elect this option, we will automatically transfer amounts each month from one Investment Account to one or more of the other Investment Accounts or the Fixed Account. You must select the amount to be transferred and the accounts.

If the value in the Investment Account from which the transfer is being made is insufficient to cover the transfer amount, we will not effect the transfer and we will notify you.


The maximum Dollar Cost Averaging Charge for transfers under this option is shown in the Policy Information section of this policy. We will provide you with 90 days written notice of any change in the current amount.

We reserve the right to cease to offer this option as of 90 days after we send you written notice.

POLICY LOAN CONDITIONS

At any time while this policy is in force and has an available loan value, you can get a loan by Written Request. We may require a loan agreement from you as the policy is the only security for the loan.

You should consult your tax advisor before making a decision to take out a new loan.

                                                                     (continued)

AVAILABLE LOAN VALUE. The available loan value on any date is 90% of the Net Cash Surrender Value.

Loan amounts that represent Earnings under the policy are considered Preferred Loans.

LOAN ACCOUNT. When you take out a loan, or when loan interest charges are borrowed, we will do a transfer from the Fixed Account and/or one or more of the Investment Accounts into the Loan Account. Amounts we transfer into the Loan Account cover the loan principal plus loan interest due to the next Policy Anniversary.

A Loan Sub-Account exists for each Investment Account and for the Fixed Account. Amounts transferred to the Loan Account are allocated to the appropriate Loan Sub-Account to reflect the account from which the transfer was made.

You may tell us how much of the amount to be transferred to the Loan Account you wish to allocate to your value in the Fixed Account and each of the Investment Accounts. If you do not tell us, we will allocate the amounts to be transferred in the same proportion that your value in the Fixed Account and the Investment Accounts bears to the Net Policy Value.

When an amount to be transferred is allocated to an Investment Account, we will redeem units of that Investment Account sufficient in value to cover the allocated amount. These transfers do not count as a transfer for the purposes of the Transfers section of the Investment Options provision.

Interest is credited to the Loan Account and interest is also charged on the Policy Debt, as described under the Loan Interest Charged and the Loan Interest Credited sections of this provision.

LOAN INTEREST CHARGED. Interest will accrue daily on loans. In the event that you do not pay the Loan Interest Charged in any Policy Year, it will be borrowed against the policy and added to the Policy Debt in arrears at the Policy Anniversary. We will allocate the amount borrowed for interest payment in the same proportion that your value in the Fixed Account and the Investment Accounts bears to the Net Policy Value as of the Policy Anniversary.

The effective annual Loan Interest Charged Rate is shown in the Table of Values in the Policy Information section.

LOAN INTEREST CREDITED. Interest will accrue daily to amounts in the Loan Account. The effective annual Loan Interest Credited Rate for Preferred and other loans is shown in the Table of Values in the Policy Information section.

Should it be determined at any time that a Preferred Loan would become taxable under applicable federal tax law, ruling, regulation, or court decision because loan interest is being charged and credited at the same rate, we will increase the Loan Interest Charged Rate to the extent necessary for the transaction to be treated as a loan for federal tax purposes. In no event will the new rate exceed the effective annual maximum rate permitted under state law.

LOAN REPAYMENT. You may repay the Policy Debt in whole or in part at any time prior to the death of the Life Insured and while the policy is in force. Repayments will be applied first to the portion of the Policy Debt that is not a Preferred Loan.

When you repay a loan, we credit the amount to the Loan Account, and make a transfer to the Fixed Account and/or the Investment Accounts.


We will allocate loan repayments as follows:

(a) first to the Fixed Account, until the associate Loan Sub-Account is reduced to zero;

(b) then to each Investment Account in the same proportion that the value in the corresponding Loan Sub-Account bears to the value of the Loan Account.

While a loan exists, any additional premium payment will be applied first to repay the Policy Debt.

SURRENDER AND WITHDRAWALS

SURRENDER OF THE POLICY. You may surrender this policy for its Net Cash Surrender Value at any time prior to the death of the Life Insured. We will determine the Net Cash Surrender Value as of the end of the Business Day on which we receive the policy and your Written Request for surrender at our Service Office. After we receive your surrender request, no insurance will be in force.

If You Surrender Your Policy During the Surrender Charge Period, We Will Deduct a Surrender Charge From Your Policy Value in Calculating the Net Cash Surrender Value. the Surrender Charge Will Apply to the Amount of Your Policy Value in Excess of the Free Withdrawal Amount.

PARTIAL NET CASH SURRENDER VALUE WITHDRAWAL. Upon Written Request, you may withdraw a portion of the Net Cash Surrender Value of your policy as a partial withdrawal. You may specify the accounts from which we should make the partial Net Cash Surrender Value withdrawal. If we do not receive such instructions, we will make the withdrawal in the same proportion that the value in the Fixed Account and the Investment Accounts bears to the Net Policy Value.

Partial withdrawals will be subject to the following conditions:

(a)      they can only be made after the first Policy Anniversary;

(b) we will do the withdrawal as of the end of the Business Day on which we receive your Written Request;

(c) the partial withdrawal cannot be less than the Minimum Withdrawal amount specified in the Policy Information section;

(d) we will deduct the applicable Surrender Charge if the partial withdrawal occurs during the Surrender Charge Period and exceeds the Free Withdrawal Amount;

(e) the withdrawal will result in a reduction in the Face Amount of insurance; and


(f) if the withdrawal would cause the Policy Value to fall below the Minimum Initial Premium shown in the Policy Information section, we will treat the withdrawal request as a full surrender of the policy.

SURRENDER CHARGE DEDUCTION. We will allocate the deduction of the Surrender Charge for the withdrawal to the Fixed Account and the Investment Accounts in the same proportion that the withdrawal from each account bears to the total withdrawal.

If the withdrawal plus the Surrender Charge allocated to a particular account are greater than the value of that account, we will reduce the portion of the withdrawal allocated to that account. We will reduce the allocated portion so that the withdrawal plus the charge allocated to the account equal the value of the account.

If the amount in all accounts is not sufficient to pay the Surrender Charge, we will reduce the amount of the withdrawal.

FACE AMOUNT REDUCTION. The Face Amount after a partial withdrawal will be equal to (a) multiplied by (b), where:

(a)      is the Face Amount prior to the withdrawal; and

(b) is the Policy Value after the withdrawal, divided by the Policy Value prior to the withdrawal.

The reduction in Face Amount will be effective as of the date of the withdrawal.

If the reduction in the Face Amount would require the return of premiums in order for the policy to qualify as life insurance under Section 7702 of the Code, or any other equivalent section, we will return such premiums.

RIGHT TO POSTPONE PAYMENT OF BENEFITS

We reserve the right to postpone the payment of Net Cash Surrender Values, partial Net Cash Surrender Value withdrawals, policy loans except when used to make a premium payment and the portion of the Insurance Benefit that depends on Investment Account values, for any period during which:

(a) the New York Stock Exchange (Exchange) is closed for trading (other than customary week-end and holiday closings), or trading on the Exchange is otherwise restricted;

(b)    an emergency exists as defined by the Securities and Exchange Commission
       (SEC), as a result of which disposal of securities held in the Separate Account or determining the value of the Separate Account's net assets is not reasonably practicable, or the SEC requires that trading be restricted; or

(c)    the SEC permits a delay for the protection of policyholders.

Except when used to make a premium payment, we also reserve the right to postpone payments for up to six months if such payments are based on values that do not depend on the investment performance of the Sub-Accounts.

If we do not mail or deliver a requested payment within 10 working days of the date we receive the documentation necessary to complete the transaction, we will pay interest from such date at the rate prescribed by the state, provided the interest is at least $ 25.00. At our option, the interest will either be added to and become part of the total payment or we will pay it separately.

In addition, we may deny transfers under the circumstances stated in (a), (b) and (c) above, and in the Transfers section of the Investment Options provision.


SUICIDE

If within two years after the Issue Date, the last to die of the individuals insured under this policy dies by suicide, the policy will terminate and our liability will be limited to the Net Premiums Paid.

For purposes of this section, the Net Premiums Paid means:

(a)      the premiums paid; less

(b)      any partial Net Cash Surrender Value withdrawals; less

(c)      the Policy Debt.

Except for the last-to-die, if death is by suicide within two years after the Issue Date, we will terminate this policy and issue a new policy on the life of the survivor. The new policy will be issued subject to the following conditions:

(a) the new policy will be the Single Life Modified Single Premium Life Insurance policy that is available at time of re-issue;


(b)      no evidence of insurability will be required;


(c) the Suicide and Validity provision of the new policy will be effective from the Issue Date of this policy;


(d) we will apply as a premium to the new policy one-half of the Net Premiums paid under this policy.

(e) the Face Amount of the new policy will be an amount which bears the same relationship to the premium of the new policy as the Face Amount of this policy bears to the initial premium.

(f) we will refund to the Owner one-half of the Net Premiums paid under this policy.

We reserve the right under this provision to obtain evidence of the manner and cause of death of the Lives Insured.

BENEFICIARY

The following four sections will apply unless there is a beneficiary appointment in force that provides otherwise.

BENEFICIARY CLASSIFICATION. You can appoint beneficiaries for the Insurance Benefit in three classes: primary, secondary and final. Beneficiaries in the same class will share equally in the Insurance Benefit payable to them.


PAYMENT TO BENEFICIARIES.  We will pay the Insurance Benefit:

(a)      to any primary beneficiaries who are alive when the Life Insured dies;
         or

(b) if no primary beneficiary is then alive, to any secondary beneficiaries who are then alive; or

(c) if no primary or secondary beneficiary is then alive, to any final beneficiaries who are then alive.

CHANGE OF BENEFICIARY. Until the Life Insured's death you can change the beneficiary by Written Request unless you make an irrevocable designation. We are not responsible if the change does not achieve your purpose. The change will take effect as of the date you signed such request. It will not apply to any payments we made or any action we may have taken before we received your Written Request.

DEATH OF BENEFICIARY. If no beneficiary is alive when the Life Insured dies, the Insurance Benefit will be payable to you; or to your estate if you are the Life Insured. Unless otherwise provided, if a beneficiary dies before the seventh day after the death of the Life Insured, we will pay the Insurance Benefit as if the beneficiary had died before the Life Insured.

OWNERSHIP AND ASSIGNMENT

Until the Life Insured's death, without the consent of any beneficiary, except an irrevocable beneficiary, you as owner can:

(a)      receive any amount payable under your policy;

(b)      exercise all rights and privileges granted by the policy; and

(c)      assign the policy.

An assignment does not bind us until we receive it in writing at our Service Office. We are not responsible for its validity or its effects. It should be filed with us in duplicate. We will return a copy.

CHANGE OF OWNER. Until the Life Insured's death, the owner can change the ownership of the policy by Written Request. The change will take effect as of the date you signed the Written Request. It will not apply to any payments we made or any action we may have taken before we received your Written Request.

TRUSTEE OWNER. Should the owner be a trustee, payment to the trustee(s) of any amount to which the trustee(s) is (are) entitled under the policy, either by death or otherwise, will fully discharge us from all liability under the policy to the extent of the amount so paid.

JOINT OWNERSHIP. Two or more owners will own the policy as joint tenants with right of survivorship, unless otherwise requested on the application or in any subsequent assignment of the policy. On death of any of the owners, the deceased owner's interest in the policy passes to the surviving owner(s).

Any rights and privileges that may be exercised by the owner, may be exercised only with the consent of all joint owners.

SUCCESSOR OWNER. Upon the owner's death during the lifetime of the Life Insured, a named successor owner will, if then living, have all the owner's rights and interest in the policy. Until the Life Insured's death, the owner, without the consent of any revocable beneficiary or any successor owner, can cancel or change the designation of successor owner. This may be done from time to time by agreement in writing with us.

PROTECTION AGAINST CREDITORS

If permitted by state law, all payments shall be exempt from the debts and contracts of the owners and beneficiaries, and from seizure by court order.


CURRENCY AND PLACE OF PAYMENT

All payments to or by us will be in U.S. currency. We will make payments from our Service Office. We may require proof that the person claiming any payment is entitled to it.

CONTRACT

The policy, application, supplementary benefits, and any endorsements form your whole contract. A copy of the application is attached to the policy and deemed a part of it. We will not be bound by any statement that is not in the application or the policy.

Only our President or one of our Vice-Presidents can agree to amend or modify the policy or waive any of its provisions. Any change must be in writing.

Statements made by you or the Life Insured are representations, not warranties. We will not use any statement by you or the Life Insured to deny a claim, unless it is written in the application or any supplement to the application.

VALIDITY

We have the right to contest the validity of this policy based on material misstatements made in the initial application or an application for policy change that requires evidence of insurability. However, we cannot contest the validity of your policy after it has been in force during the lifetime of at least one of the Lives Insured for two years from the Issue Date, or the effective date of a policy change that required evidence of insurability.

We can contest after two years if the policy has been reinstated and has been in force during the lifetime of at least one of the Lives Insured for less than two years from the reinstatement date. If this is the case, we can only contest the validity in respect of any fact material to the reinstatement that was misrepresented.


NON-PARTICIPATING

Your policy is non-participating.  It does not earn dividends.

AGE AND SEX

If the Age or Sex of a Life Insured was misstated in the application, we will change the Face Amount of insurance. The new Face Amount will be determined so that the Death Benefit will be that which the most recent Cost of Insurance deduction would have purchased for the correct Age and Sex.

CONVERSION PRIVILEGE

By Written Request, you may convert your policy to a fixed paid-up benefit at any Policy Anniversary, without evidence of insurability.

The conversion is subject to the following conditions:

(a) no further Monthly Deductions will be taken from the Policy Value after the date of conversion;

(b) the Death Benefit, the Policy Value, other values based on the Policy Value, and the Investment Account values will be determined as of the Business Day on which we receive your Written Request for conversion;

(c) the fixed paid-up benefit is determined by dividing the Net Cash Surrender Value by the net single premium. The basis for determining the net single premium and Policy Value will be the Commissioners 1980 Standard Ordinary Smoker or Non-Smoker Mortality Table and an interest rate of 4% per year; and


(d) the Modified Single Premium SurviorshipVariable Life coverage cannot be reinstated after the date of the conversion.

FLEXIBLE FACTORS

When determining the rate of interest to be used in crediting interest to the portion of the Policy Value in the Fixed Account, and any changes in that rate, we will consider the following factors: expected mortality and persistency experience; expected general account investment earnings; and expected operating expenses. We will consider the same factors when we determine the actual cost of insurance; the deductions for tax load; administrative charges; and whenever changes are made to any of these charges. We will not try to recover any losses in earlier years by increasing your charges in later years.

Adjustments to flexible factors will be by class and be determined by us from time to time based on future expectations for such factors. Any change will be determined in accordance with procedures and standards on file with the Superintendent of Insurance of the state of New York.

HOW VALUES ARE COMPUTED

We provide Cash Surrender Values that are at least equal to those required by law. A detailed statement of the method of computing the values of this policy has been filed with the insurance department of the state in which this policy is delivered.

We use the Commissioners 1980 Standard Ordinary Smoker/Non-Smoker Mortality Table in computing reserves, and in determining Maximum Cost of Insurance Rates. Values relating to amounts in the Fixed Account are computed at the Minimum Guaranteed Annual Fixed Account Rate shown in the Table of Values in the Policy Information section.

Current cost of insurance rates and the current interest rate being credited to the Fixed Account will be reviewed at least once every five Policy Years, but we will not make a change more than once each Policy Year.

ANNUAL STATEMENT

Within 30 days after each Policy Anniversary, we will send you a report showing:

(a)      the Death Benefit;

(b)      the Policy Value;

(c) the current allocation of money in the Fixed Account, the Loan Account and each of the Investment Accounts;

(d)      the value of the units in each chosen Investment Account;

(e) any Loan Account balance and loan interest charged since the last report;

(f)      the premiums paid and policy transactions for the year; and

(g)      any further information required by law.

TAX CONSIDERATIONS

It is the intent that this policy be considered as life insurance for tax purposes, to comply with Section 7702 of the Code, or any other equivalent section. We reserve the right to limit the amount of premiums paid for this policy, or to make any other reasonable adjustments to the terms or conditions of this policy if it becomes necessary to allow it to qualify as life insurance.

This provision should not be construed to guarantee that the policy will be treated as life insurance or that the tax treatment of life insurance will never be changed by the future actions of any tax authority.

[MANULIFE FINANCIAL LOGO]

                               MANULIFE FINANCIAL
                        THE MANUFACTURERS LIFE INSURANCE
                              COMPANY OF NEW YORK


MODIFIED SINGLE PREMIUM SURVIVORSHIP VARIABLE LIFE INSURANCE.

Benefit payable on the earlier of the death of the last survivor or the Maturity Date.

Policy Values allocated to an Investment Account reflect the investment experience of the underlying Sub-Accounts. Investment options are described in the "Policy Value Composition" and the "Investment Options" provisions. Non-participating (not eligible for dividends).









               IMPORTANT  NOTICE

               To claim a benefit or request a change in your policy, contact our nearest representative or write to our Service Office at the address below.

               Please tell us promptly of any change in your address.

               WE STRONGLY URGE THAT, BEFORE YOU TAKE ANY ACTION
               TO REPLACE THIS OR ANY OTHER POLICY, YOU ASK THE
               ADVICE OF THE COMPANY THAT ISSUED THE POLICY.


          [GRAPHIC WRITING OF THE WORD "EXHIBIT" ACROSS TEXT]




   Service Office Mailing Address:
   The Manufacturers Life Insurance Company of New York
   P.O. Box 633
   Niagara Square Station
   Buffalo, NY  14202-0633

   Toll Free Number: 1-888-267-7784


Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.

                              SUPPLEMENTARY BENEFIT

                            LAPSE PROTECTION BENEFIT




This benefit is a part of your policy. Should any provisions in your policy conflict with this benefit, the provisions of this benefit will prevail.

                                 EFFECTIVE DATE


The benefit takes effect on the Policy Date shown in the Policy Information section.

                                     BENEFIT


If the Net Cash Surrender Value of your policy falls to zero or below, this benefit prevents your policy from going into default provided that there is no Policy Debt.


The duration of the Lapse Protection Benefit is shown in the Policy Information section of the policy.

                                   TERMINATION


The benefit terminates on the earlier of the following dates:


(a)      the end of the Lapse Protection Benefit period; or


(b)      the date the policy terminates.


The benefit can be reinstated with your policy.


                            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK

                                          /s/ James W. Gallagher
                                                 President

              [GRAPHIC WRITING OF THE WORD "EXHIBIT" ACROSS TEXT]